EXHIBIT 10.46

Assets lease agreement

This agreement is signed by the following two Parties:

Lessor:  Shaanxi Sanjiu Dukang Liquor Production Co., Ltd. (hereinafter referred to as Party A)
Residence:  Dukang Town, Bai Shui County, Shaanxi Province
Legal representative:

Lessee:  Shaanxi Bai Shui Du Kang Liquor Co., Ltd. (hereinafter referred to as Party B)
Residence:  Dukang Town, Bai Shui County, Shaanxi Province
Legal representative:

In view that:

1.
Party A and Party B are both the effective surviving business entity which is established according to the China’s existing relevant laws and regulations, and holds the Business License for Enterprise as a Legal Person issued by Industrial and Commercial Administrative Department.

2.
In order to get out of the operating predicament in recent years, Party A plans to take the approach of lease operation, to vitalize its efficient assets and realize the inflation-proofing and appreciation of state-owned property.

3.	Party B agrees to lease the assets of Party A, and takes use of its own advantages to develop the local liquor-making industry.

In order to make the rights and obligations of Party A and Party B clear, and protect the legitimate rights and interests of both sides, as for the related matters involved in the process of asset lease, based on the principle of equality and voluntariness, Party A and Party B agree to the following agreement by consensus:

Article 1: Prerequisite
1.1  In order to maintain the brand value of “Bai Shui Du Kang” and respect the historical tradition, all activity in production which are carried out by Party B through taking use of the leased assets of Party A must be carried out in Bai Shui County, Shaanxi Province without any change.

1.2  After the lease of asset of Party A, Party B will still process tax registration and fulfill the obligation of tax payment according to law in Bai Shui County.

Article 2: The range of object in lease
Lessor renting out, and lessee renting all assets located in Dukang town, Bai Shui County, Shaanxi Province (hereinafter referred to as lease assets), which originally belongs to Party A.

Article 3: Rents, lease term and lease commencement date
3.1 The lease commencement date of this Lease Agreement shall be the date that all the leased assets have been transferred to Party B.

3.2 The time limit of this Lease Agreement shall be 20 years, which is calculated from the lease commencement date. If the lease term expired, it can be extended with written agreement of both sides by consensus.

3.3 The annual rents of assets rented by Party B shall be RMB100, 000.

Article 4: Priority
4.1 After the lease term stipulated by this Lease Agreement expired, under the same conditions, Party B enjoys the priority in leasehold.

4.2 During the period of executing the agreement or after the lease term stipulated by this Lease Agreement expired, under the same conditions, Party B enjoys the priority in preemption.

Article 5: Basic conditions of leased assets
5.1 The basic conditions of leased assets described here means that the relevant situation which above leased assets should have possessed to maintain the normal production and operation needs of Party B.

5.2 Party A should ensure that above leased assets have been provided with water supply and drainage system, fire-extinguishing system, ventilation system, power supply system, heating system and other systems which can meet the normal production and operation needs.

5.3 If according to the actual needs of production and operation, Party B needs to increase, improve, cultivate and maintain the related accessory equipment/facilities or logistics guarantee and service system, Party B should notice Party A in written 10 days in advance.

5.4 Party A should take all necessary and reasonable measures to guarantee the good basic condition of leased assets.

Article 6: Rights and obligations of Party A
6.1 Rights of Party A:

6.1.1 According to the provision of Agreement, Party A has the rights to charge for rents from Party B, and to require that Party B should remit the rents to the nominated bank account on schedule;

6.1.2 If Party B does not pay for the rents under this Agreement on schedule, and still does not fulfill the payment obligations within 15 days upon receiving the written payment notice from
Party A, Party A has the right to receive the interest of outstanding fees from Party B at the loan interest rate of bank over the same period.

6.2 Obligations of Party A:

6.2.1 Party A should guarantee that, they enjoy the ownership and rental rights for the above leased assets.

6.2.2 Party A should guarantee that, there is no any current or potential third-party liability (including but not limited to mortgage) on the above leased assets.

Party A also should guarantee that, during the lease term, they shall not make the leased assets involving in any legal action, arbitration, administrative penalty or other legal proceedings because of their own activities.

6.2.3 Party A should guarantee that, they shall deliver the leased assets to Party B for use until the date later than lease commencement date stipulated by this Agreement, and shall take all essential actions to make the leased assets (including logistics guarantee and service system and accessory equipment/facilities) be in a normal and good condition.

6.2.4 During the lease term, Party A shall assume the responsibility for all kinds of tax bearing and other expenses related to leased assets; however, unless otherwise provided in national laws and regulations, Party A shall comply with the relevant requirements of national laws and regulations.

6.2.5 Party A should guarantee that, the quality of the leased assets measure up to the normal production and operation standard of the country.

6.2.6 The obligations Party A should undertake according to the provisions of other Article in this Agreement.

6.2.7 During the lease term, other obligations which are not expressly provided in this Agreement should be fulfilled by Party A in accordance with the practical situation and principle of honesty and credibility.

6.2.8 Party A agrees to firstly dispose or sell the existing current assets after trade-in to Party B.

Article 7: Rights and obligations of Party B
7.1 Rights of Party B

7.1.1 Party B has the right to take over the leased assets on schedule according to the requirement of this Agreement, and to use properly the office building (including logistics guarantee and service system and accessory equipment/facilities) during the lease term for the purpose of production and operation.

7.1.2 According to the requirement of this Agreement, Party B has the right to maintain the leased assets as necessary.

7.1.3 During the lease term, Party B enjoys the ownership for the fixed assets which were invested in the leased area for the purpose of production and operation.

7.1.4 Within the term of validity of this Agreement, if Party A transfers the ownership of leased assets, under the same conditions, Party B enjoys the priority in preemption; when the lease term expired, if Party A continues to rent out the leased assets, under the same conditions, Party B enjoys the priority in leasehold.

7.2 Obligations of Party B

7.2.1 Party B should guarantee that, they shall use the leased assets (including logistics guarantee and service system and accessory equipment/facilities) in a reasonable way according to the requirements of this Agreement.

7.2.2 Party B shall pay up the rents of current year before January 31 per year. Party B shall also remit the above rents to the nominated bank account by Party A.

7.2.3 Party B should guarantee that, all kinds of leased facilities are in a good condition, and do not conduct any man-made damage on them.

7.2.4 During the lease term, Party B cannot engage in the activities forbidden by the laws and regulations of People’s Republic of China, cannot carry out any business or activities which are likely to do harm to Party A, and cannot make use of leased assets to carry out any other unlawful activities.

7.2.5 Without the written consent of Party A, Party B cannot sublet the leased assets to other third-party or use together with other third-party on his own authority.

7.2.6 After the lease term expired, if Party A and Party B do not reach the written consent over the extension, Party B should retrocede the leased assets to Party A, except for the leased assets which are lost and damaged resulting from reasonable wear and tear.

7.2.7 After the lease term expired, if Party A and Party B do not reach the written consent over the extension, Party B could transfer the ownership of attached production and operation equipment to Party A, and could require proper compensation from Party A, or Party B could demolish and recover.

7.2.8 The obligations Party B should undertake according to the provisions of other Article in this Agreement.

7.2.9 During the lease term, other obligations which are not expressly provided in this Agreement should be fulfilled by Party B in accordance with the practical situation and principle of honesty and credibility.

7.2.10 Under the same condition, Party B should have the priority to purchase and use the current assets of Party A according to the production and operation.

Article 8: Transfers of assets and personnel placement
8.1 Within 5 days after the this Agreement become effective, Party A should transfer the leased assets to Party B. the two parties should sign together on the Transferring List of Leased Assets as appendix of this Agreement.

8.2 Party B should employ the staff of Party A based on the principle of taking up a job through competition and enrolling the excellent people.

Article 9: Termination of the Agreement
9.1 The Agreement would be terminated due to the following situation:

9.1.1 The two parties reach an agreement to terminate this Agreement within the lease term.

9.1.2 Because one Party violates the obligations it should undertake under this Agreement or the obligations stipulated by laws and regulations of the country, which cause that this Agreement cannot or is unnecessary to be fulfilled, the other Party can terminate this Agreement.

9.1.3 The two parties are confronted with the force majeure in the process of fulfillment of this Agreement, which cause that this Agreement cannot or is unnecessary to be fulfilled.

9.2 If this Agreement is terminated due to the second terms of previous Articles, the right to compensation of innocent party would not be affected.

Article 10: Responsibility of breach of contract
10.1 If one Party does not fulfill the obligations it should undertake under this Agreement, which cause losses to the other Party, they shall be liable for compensation in accordance with law, unless otherwise provided by this Agreement.

10.2 If this Agreement is unable to be fulfilled, and both of two Parties are in fault, they shall bear their respective liabilities according to their own fault.

Article 11: Force majeure
11.1 Either Party who is unable to fulfill all or part of this Agreement, or delays the execution of this Agreement owing to the force majeure, should notice the other Party of the circumstance in written within 30 days beginning from the date of force majeure event, and provide an document for evidence explaining the reason of its inability to execute or delay the execution of all or part of this Agreement within 60 days be later than the date of force majeure event.

The Party who is confronted with force majeure will be exempt from legal liability within the range of document for evidence.

11.2 The Party who is confronted with force majeure should take all necessary measures to reduce the losses, and recover the fulfillment of this Agreement after the elimination of the event, unless otherwise provided in this Agreement.

11.3 The force majeure provided in this article refers to the unforeseeable and insurmountable objective events, including but not limited to natural disaster, such as flood, earthquake, fire disaster, storm, debris flow, epidemic of plague and so on; and to social events, such as war, civil commotion, strikes, etc; and to certain actions of government.

Article 12: Change of Agreement
If in the execution of this Agreement, the related Articles need to be amended owing to the change of objective situation, is should be modified in written after consensus of two Parties.

Article 13: Notification
13.1 The notice or communication required or allowed by this agreement, no matter what way it is delivered, will be effective beginning from the date when the party to be notified actually receives it.

13.2 If any party changes their address of notice or communication, it should notice the other party of the new address within 3 days after its change.

13.3 “Actually received” means that the content of notice or communication reached to the legal address or residence or the range of designated communication address of notified Party.

Article 14: Subsequent legislation
Unless expressly provided by the law itself, the subsequent legislation and changes in law do not have any retrospective effect on this Agreement. Two parties can modify or supplement this Agreement by consensus in written according to the subsequent legislation and changes in law.

Article 15: Solution to disputes
If two Parties are in disputes for the explanation or execution of the related articles in this Agreement, the solution to disputes should be friendly negotiation. If the two Parties do not reach the written agreement after negotiation, the either Party may bring a suit directly before a people's court that have jurisdiction over the suit.

Article 16: Attachment of Agreement
15.1 The attachment of this Agreement includes all kinds of other supplementary agreement or modification agreement related to and signed in the execution of this Agreement, including but not limited to, List of Leased Assets, and Transferring List of Leased Assets.

15.2 The content of the attachment of this Agreement may not be inconsistent with the principle or spirits embodied in this Agreement or other content in this Agreement. The inconsistent part shall be invalid.

15.3 The attachment of this Agreement enjoys the equal legal validity with this Agreement. The legal liability that violates the attachment of this Agreement may consult the specific regulations applicable to the attachment of Agreement as well as the related regulations applicable to this Agreement.

Article 17: Signing of agreement
17.1 This Agreement shall be signed by the legal representative of two Parties and be affixed with their respective official seal, and also be notarized by notary organ within 3 days.

17.2 This Agreement shall be effective beginning from the date of notarization.

Article 18: Explanation of agreement
The headings of each article in this agreement are solely used for the convenience of the parties and have no effect on the meaning of the article to which the headings belong.

Article 19:
The reserved copy which enjoys the same legal effect is in quadruplicate. Each party holds one original of the Agreement, and the other two are put on record.

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Party A: Shaanxi Sanjiu Dukang Liquor Production Co., Ltd. （seal）
Legal representative: XV ZHONG TIAN （seal）

Party B: Shaanxi Bai Shui Du Kang Liquor Co., Ltd. （seal）
Legal representative: WANG YONG SHENG （seal）

                                                   March 4, 2002

Notarial Certificate to Creditor Right Document with Effectiveness of Forcible Execution

(2002) Lin Weinan, Certificate, Economical, No. 213

This certificate hereby certifies that the legal representative of Shaanxi Sanjiu Dukang Liquor Production Co., Ltd., Zhongtian Xu signs the above “Assets Lease Agreement” with the legal representative of Shaanxi Bai Shui Du Kang Liquor Co., Ltd., Wang Yongsheng on March, 4th, 2002 in Xiang Long Hotel, Weinan province.

The signing action of both parties conforms to the “General Principles of the Civil Law of the People's Republic of China” rule No. 55. The signatures and the seals appears on the said agreement are verified true.

In accordance with the rules of “Civil Procedure Law of The People's Republic of China”, “Provisional Regulations on Notarization of The People's Republic of China” and the “Rules of Notary Procedure (trial)”, this certification is be possessed of the effectiveness of forcible execution.

The notary office, Lin Wei district, Weinan, Shaanxi province, The People's Republic 0f China

Notary: Zhang Tao
March, 5th, 2002 (seal)

Shaanxi Bai Shui Du Kang Liquor Co., Ltd.:

In accordance with the Shaanxi Province higher people's courts (2001) Shaanxi Economic trial No. 14 paper of civil judgment, all the assets and debts of Shaanxi Sanjiu Dukang Liquor Production Co., Ltd. are expropriated to the County People's Government. The County People's Government accepts and continuously executes the operating lease contract and the trademark buy out contract signed between Shaanxi Bai Shui Du Kang Liquor Co., Ltd. and original Shaanxi Sanjiu Dukang Liquor Production Co., Ltd. After expropriating the assets and debts, and in accordance with the above two contacts clauses, both parties re-sign the operating lease contract and the trademark buy out contract. The fees have been paid in accordance with the said two contacts will not be charged again. This certificate attaches as the exhibit of the original contact.

Shaanxi Baishui County People's Government (seal)
July, 23th, 2002